Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 4 to the Registration Statement (Form S-4 No. 333-151670) and related Proxy/Prospectus of Heckmann Corporation, of our report dated April 29, 2008 (September 26, 2008 as to the effects of the restatement discussed in Note 16), relating to the consolidated balance sheet of China Water and Drinks Inc. and subsidiaries as of December 31, 2007 and the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity and cash flows for the year then ended, and to the use of our report dated June 12, 2008 relating to the balance sheet of Guangzhou Grand Canyon Distilled Water Co., Ltd. as of December 31, 2007 and the related statements of operations and comprehensive income, changes in members’ equity and cash flows for the year then ended, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/S/ GHP Horwath, P.C.

Denver, Colorado

September 26, 2008